UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 7, 2012, Clean Energy Fuels Corp. (“Clean Energy”), through two wholly owned subsidiaries (the “Borrowers”), entered into a Credit Agreement (“Credit Agreement”) with General Electric Capital Corporation (“GE”). Pursuant to the Credit Agreement, GE agreed to loan to the Borrowers up to an aggregate of $200 million to finance the development, construction and operation of two liquefied natural gas (“LNG”) production facilities (individually a “Project” and together the “Projects”), each with an expected production capacity of approximately 250,000 LNG gallons per day.  Clean Energy expects to sell the LNG produced by the Projects through America’s Natural Gas Highway®, a nationwide network of LNG truck fueling stations, which Clean Energy is building along major transportation corridors in the United States.

The Borrowers’ ability to obtain loans under the Credit Agreement (collectively, “Loans” and, with respect to each Project “Tranche A Loans” and “Tranche B Loans”) for the Projects is subject to the satisfaction of certain conditions, including each of the (i) acquisition of title to, or leasehold interests in, the sites upon which the Projects will be constructed, (ii) receipt of all governmental approvals necessary in connection with the design, development, ownership, construction, installation, operation and maintenance of the Projects, (iii) commitment of all utility services necessary for the construction and operation of the Projects, and (iv) execution of an engineering, procurement and construction (“EPC”) Contract for each Project by Clean Energy and GE Oil & Gas, Inc.

The Credit Agreement further provides that (i) if initial Loans are not made prior to December 31, 2014, the Credit Agreement will automatically terminate, (ii) each Project must be completed by the earlier of (a) the date thirty months after the funding of the initial Loans with respect to such Project and (b) December 31, 2016 (with respect to each Project, the “Date Certain”), (iii) the then existing Loans with respect to each Project must be converted into term loans with eight year amortization schedules (“Term Loans”) on or before the Date Certain with respect to such Project (the date of such conversion with respect to each Project, the “Conversion Date”), provided that if such Loans are not converted into Term Loans by the applicable Date Certain, such Loans must be repaid by the applicable Date Certain, (iv) each Term Loan will be due and payable on the eighth anniversary of the Conversion Date with respect to such Term Loan, and (v) at any time prior to the applicable Conversion Date, the Loans may be prepaid in whole, and at any time after the applicable Conversion Date, the Loans may be prepaid in whole or in part.  Clean Energy expects the Loans to bear interest at an annual rate equal to the then- current LIBOR rate plus 7.00%, provided that for purposes of the Credit Agreement the then-current LIBOR rate will always be at least 1.00%.  The Credit Agreement includes various customary covenants, including debt service coverage ratios, and also provides for customary events of default which, if such events occur, would permit or require the Loans to become or to be declared due and payable.

The Loans are secured by (i) a first priority security interest in all of the Borrowers’ assets, including the Projects, and (ii) a pledge of the Borrowers’ outstanding ownership interests.  In addition, Clean Energy has executed a guaranty in favor of GE (“Guaranty”), pursuant to which Clean Energy has guaranteed all of the Borrowers’ obligations under the Credit Agreement, including repayment of all Loans.

Clean Energy and GE also entered an equity contribution agreement (the “EC Agreement”) pursuant to which Clean Energy agreed to pay at least 25% of the budgeted cost of the Projects and all additional costs that exceed such expected budgeted costs, in each case, in the form of equity contributions to the Borrowers (“Equity Contributions”).  Clean Energy expects the aggregate total amount of Equity Contributions to be approximately $67 million.  The EC Agreement also requires Clean Energy to provide, concurrent with GE’s extension of the initial Loans under the Credit Agreement, letter(s) of credit in an amount equal to Clean Energy’s then-current unfunded Equity Contributions.

Concurrently with the execution of the Credit Agreement, and in consideration of the lending terms for the Loans, lender fees forgone by GE, and the significant strategic benefits to Clean Energy of the transactions contemplated by the Credit Agreement, and as an upfront commitment fee payment, Clean Energy issued to GE a warrant (the “Warrant”) to purchase up to an aggregate of five million shares of Clean Energy’s common stock, par value $0.0001 per share (“Shares”), at a price per share of $0.01.  The Shares subject to the Warrant are exercisable pursuant to the following schedule: (i) 500,000 Shares are immediately exercisable, (ii) an additional 1,250,000 shares will become exercisable at the time that the first Tranche A Loan is made under the Credit Agreement, (iii) an additional 1,250,000 shares will become exercisable at the time that the first Tranche B Loan is made under the Credit Agreement, (iv) an additional 1,000,000 shares will become exercisable at the time that Tranche A Loans in aggregate principal amount of at least $15 million have been made under the Credit Agreement, and (v) the remaining 1,000,000 Shares will become exercisable at the time that Tranche B Loans in aggregate principal amount of at least $15 million have been made under the Credit Agreement; provided, however, that if no Loans are made as contemplated by (ii) through (v) above pursuant to the Credit Agreement, an additional 500,000 Shares will be exercisable.  The Warrant terminates on November 7, 2022.

In connection with the Warrant, on November 7, 2012, Clean Energy and GE entered into a warrant agreement (the “Warrant Agreement”) and a registration rights agreement (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement Clean Energy agreed, subject to the terms and conditions of that agreement, to (i) file with the Securities and Exchange Commission one or more registration statements relating to the resale of Shares issuable upon exercise of the Warrant, and (ii) at the request of the Warrant holder, and if a registration statement with respect to the Shares is not then effective, participate in one or more underwritten offerings of Shares issuable upon exercise of the Warrant.  If Clean Energy does not meet certain of its obligations under the Registration Rights Agreement with respect to the registration of Shares, it will be required to pay certain liquidated damages.

The issuance of the Warrant and the Shares issuable upon exercise of the Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrant and the Shares issuable upon exercise of the Warrant were and will be sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act. The Warrant and the Shares issuable upon exercise of the Warrant may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. GE represented that it is an accredited investor as defined in the rules and regulations under the Securities Act and that it was acquiring the Warrant and the Shares issuable upon exercise of the Warrant for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The foregoing description of the Credit Agreement, Guaranty, EC Agreement, Warrant, Warrant Agreement and Registration Rights Agreement is a summary of the respective terms of such agreements.  Clean Energy’s press release, issued on November 13, 2012, announcing the Credit Agreement and the other transactions contemplated thereby is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet. Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.8	Warrant dated November 7, 2012 (filed herewith).

10.70

Credit Agreement among Clean Energy Tranche A LNG Plant, LLC and Clean Energy Tranche B LNG Plant, LLC, as Borrowers, the Various Financial Institutions from Time to Time Party thereto, as Lenders, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent, dated as of November 7, 2012 (filed herewith).

10.71

Guaranty by Clean Energy Fuels Corp. in favor of General Electric Capital Corporation, dated as of November 7, 2012 (to be filed with Clean Energy’s annual report on Form 10-K for the fiscal year ending December 31, 2012).

10.72

Equity Contribution Agreement by and among Clean Energy Tranche A LNG Plant, LLC and Clean Energy Tranche B LNG Plant, LLC, as Borrowers, Clean Energy Fuels Corp., as Equity Investor, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent, dated as of November 7, 2012 (filed herewith).

10.73	Warrant Agreement dated as of November 7, 2012 between Clean Energy Fuels Corp. and GE Energy Financial Services, Inc. (filed herewith)

10.74	Registration Rights Agreement dated as of November 7, 2012 by and between Clean Energy Fuels Corp. and GE Energy Financial Services, Inc. (filed herewith)

99.1	Press release issued by Clean Energy Fuels Corp., dated November 13, 2012. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer